CERTIFICATE OF DOMESTICATION
                                      OF
                           E-XACT TRANSACTIONS LTD.


            E-xact Transactions Ltd. (the "Corporation"), a corporation organized and existing under the laws of British Columbia, Canada, does hereby certify as follows:

            FIRST: the Corporation was first formed on the 13TH day of AUGUST, 1998, in British Columbia, Canada.

            SECOND: the name of the Corporation immediately prior to the filing of this Certificate of Domestication was E-xact Transactions Ltd.

            THIRD: the name of the Corporation under which it is filing a Certificate of Incorporation is E-xact Transactions Ltd.

            FOURTH: the principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication was British Columbia, Canada.

            FIFTH: a Certificate of Incorporation of E-xact Transactions Ltd. is being filed contemporaneously with this Certificate of Domestication.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be signed by PETER FAHLMAN, its PRESIDENT, who is authorized to sign this Certificate of Domestication on behalf of the Corporation, this 22nd day of July, 1999.


                                          E-XACT TRANSACTIONS LTD.



                                          By: /s/ NOT LEGIBLE
                                             ----------------------------------
                                          Name:
                                          Title: